Exhibit 4.8

Intercreditor and Collateral Agency Agreement

with

U.S. Bank National Association

as the Collateral Agent

2 July 2009

TABLE OF CONTENTS, Page i

TABLE OF CONTENTS, Page ii

INDEX TO ATTACHMENTS AND SCHEDULES

Attachment A	Supplement to Intercreditor Agreement – New Lender
Attachment B	Supplement to Intercreditor Agreement – New Subsidiary Guarantor

INDEX TO ATTACHMENTS, Solo Page

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (the “Agreement”), dated as of July 2, 2009, is made by and among SMITHFIELD FOODS, INC. (the “Company”); each of the Company’s subsidiaries that is listed as a guarantor on the signature pages hereto and each other subsidiary that becomes a party hereto after the date hereof (collectively herein the “Subsidiary Guarantors” but not including any subsidiary who has been released from its obligations hereunder and the Company and the Subsidiary Guarantors, herein the “Obligated Parties”); U.S. BANK NATIONAL ASSOCIATION, as trustee for the holders of the notes (the “Noteholders”) issued under the Indenture described below (in such capacity, herein the “Trustee”); COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH, in its capacity as administrative agent for the lenders (the “Term Lenders” and collectively with the Noteholders, herein the “Lenders”) under the Term Loan Agreement described below (in such capacity, herein, the “Administrative Agent” and the Administrative Agent and the Trustee, herein the “Representatives”); and U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral agent hereunder (in such capacity, the “Collateral Agent”) for the Representatives and Lenders (collectively, the “Secured Parties”).

RECITALS

A. The Company, certain of its subsidiaries, certain financial institutions and the Administrative Agent have entered into that certain Term Loan Agreement dated as of July 2, 2009 (the “Term Loan Agreement”). Under the Term Loan Agreement, the Administrative Agent is authorized to enter into this Agreement on behalf of the Term Lenders and to bind them to the terms hereof.

B. Under the terms of the Term Loan Agreement, payment of the loan outstanding under the Term Loan Agreement (the “Term Loan”) and performance and observance of all other obligations of the Company arising under or in connection with the Term Loan and the Term Loan Agreement are and will be guaranteed by the Subsidiary Guarantors (the “Term Loan Guarantees”). Under the Term Loan Agreement, the obligations, indebtedness and liability of the Obligated Parties arising under the terms thereof and the other “Loan Documents” as defined therein, are required to be secured by the Collateral (as hereafter defined).

C. The Company has issued its 10% Senior Secured Notes due 2014 in the aggregate principal amount of $625,000,000 (such notes, along with any “Additional Notes” issued under the Indenture identified below in accordance with the restrictions contained in the Indenture and the Term Loan Agreement, herein the “Senior Secured Notes”) pursuant to the terms of that certain Indenture dated July 2, 2009 between the Company and the Trustee (the “Indenture”). Under the Indenture, the Trustee is authorized to enter into this Agreement on behalf of the Noteholders and to bind them to the terms hereof.

D. Under the terms of the Indenture, payment of the Senior Secured Notes and performance and observance of all other obligations of the Company arising under or in connection with the Senior Secured Notes and the Indenture are and will be guaranteed by the Subsidiary Guarantors (the “Note Guarantees” and together with the Term Loan Guarantees, the “Subsidiary Guarantees”). Under the Indenture, the obligations, indebtedness and liability of the Obligated Parties arising under the terms thereof and under the Senior Secured Notes, are also required to be secured by the Collateral (as hereafter defined).

E. The Obligated Parties, the Secured Parties and the Trustee have agreed that obligations of the Obligated Parties under and in respect of the Indenture, the Senior Secured Notes and the Note

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Guarantees are to be secured on a pari passu basis with the obligations of the Obligated Parties under and in respect of the Term Loan Agreement, the Term Loan Guarantee and the Loan Documents (as defined in the Term Loan Agreement).

F. The parties hereto desire to enter into this Agreement in order to: (i) provide for the appointment by the Administrative Agent and the Trustee of U.S. Bank National Association as the collateral agent acting for the benefit of the Secured Parties; (ii) set forth certain responsibilities and obligations of the Collateral Agent; (iii) set forth certain responsibilities and obligations of the Obligated Parties with respect to the Collateral; and (iii) establish among the Secured Parties their respective rights with respect to certain payments that may be received by the Collateral Agent in respect of the Collateral.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“ABL Collateral” means the portion of the Collateral as to which the Collateral Agent has a second-priority Lien, including, cash and cash equivalents, deposit accounts, intellectual property, capital stock, inventory, accounts, other personal property relating to such inventory and accounts and all proceeds of the foregoing, with the exception of Excluded Property, as more fully described in the Collateral Documents.

“ABL Collateral Account” shall have the meaning specified in Section 7.1 of that certain Pledge and Security Agreement, dated July 2, 2009, among the Obligated Parties and the Collateral Agent, for the benefit of the Term Lenders and the Noteholders.

“ABL Credit Facility” means the Credit Agreement dated as of July 2, 2009 among the Borrower, the subsidiaries that guarantee obligations under such agreement, the lenders parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (or its successor in such capacity) and as it may be amended, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent or agents or one or more other lenders and whether provided under the original ABL Credit Facility or one or more other credit or other agreements or indentures).

“Additional Notes” means any additional notes issued under the Indenture and having identical terms and conditions as the Senior Secured Notes other than the issue date, issue price and the first interest payment date.

“Administrative Agent” shall have the meaning specified in the preamble of this Agreement.

“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above

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and (iii) any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clauses (i) and (ii). For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” shall have the meaning specified in the preamble to this Agreement.

“Breakage Costs” means, at any time, amounts then payable by the Company under any Credit Facility upon early prepayment of a fixed rate loan subject to an interest period to compensate for funding losses.

“Business Day” means a means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Collateral” means the property from time to time subject to the Liens created by the Collateral Documents.

“Collateral Account” means any segregated account under the sole control of the Collateral Agent that is free from all other Liens, and includes all cash and cash equivalents received by the Trustee or the Collateral Agent from asset dispositions of Collateral, recovery events, foreclosures on or sales of Collateral, any issuance of Additional Notes or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon.

“Collateral Agent” shall have the meaning specified in the preamble to this Agreement.

“Collateral Documents” means collectively, the Intercreditor Agreement, each Security Agreement, each Mortgage, all UCC financing statements required by any Security Agreement or any Mortgage to be filed with respect to the security interests in personal property and fixtures created pursuant thereto and each other security agreement or other documentation executed and delivered to secure any of the Obligations.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Credit Facilities” means the Term Loan Agreement and the Senior Secured Notes.

“Default” means any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Dollars” means lawful currency of the United States of America.

“Effective Date” means the date hereof.

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“Event of Default” means the occurrence of any “Event of Default” or any similar event that is defined or identified in any of the Credit Facilities.

“Financing Documents” means the Indenture, the Senior Secured Notes, all other documents executed and delivered pursuant to the terms of the Indenture, the Term Loan Agreement, any notes executed pursuant to the Term Loan Agreement, the Loan Documents (as defined in the Term Loan Agreement), the Subsidiary Guarantees, the Collateral Documents and this Agreement.

“Funded Obligations” means, at any time of determination and with respect to any Lender, the aggregate amount owed at such time (whether or not then due) to such Lender under such Credit Facility in respect of principal, interest (determined in accordance with the applicable provisions of any Credit Facility, but only to the extent accrued through the applicable determination date), Breakage Costs (calculated under a Credit Facility entitled to Breakage Costs, as if the Credit Facility were repaid on the date of the determination of Funded Obligations if the Breakage Costs are not otherwise already due thereunder as of such date) and Premium (calculated under a Credit Facility entitled to Premium, as if the Credit Facility were repaid on the date of the determination of Funded Obligations if the Premium is not otherwise already due thereunder as of such date).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated July 2, 2009 among JPMorgan Chase Bank, National Association, as collateral agent under the ABL Credit Facility, the Collateral Agent, the Company and the Subsidiary Guarantors.

“Joinder Supplement” shall have the meaning specified in Section 4.03 of this Agreement.

“Lenders” shall have the meaning specified in the preamble to this Agreement.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, or any filing of, or any agreement to give any security interest).

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, on real property of an Obligated Party securing the Obligations in each case substantially in the form attached as Exhibit D to the Indenture.

“Non-ABL Collateral Account” shall have the meaning specified in Section 7.1 of that certain Pledge and Security Agreement, dated July 2, 2009, among the Obligated Parties and the Collateral Agent, for the benefit of the Term Lenders and the Noteholders.

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“Notice of Event of Default” shall have the meaning specified in Section 3.01(b) of this Agreement.

“Obligated Parties” shall have the meaning specified in the preamble to this Agreement.

“Obligations” means at any time, the aggregate amount of all Funded Obligations and all other obligations, indebtedness and liabilities of the Obligated Parties (or any one or more of them) to the Secured Parties (or any one or more of them) arising pursuant to any of the Financing Documents (including this Agreement and the Collateral Documents), whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligation of the Company to repay the loans made thereunder, all Breakage Costs, all Premiums, all indemnification obligations thereunder and all fees, costs, and expenses (including attorneys’ fees and expenses) provided for in the Financing Documents.

“Officers’ Certificate” means a certificate signed by two or more officers of the Company; provided, however, that an Officers’ Certificate given pursuant to this Agreement shall be signed by one of the principal executive officer, principal financial officer or principal accounting officer of the Company.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Premium” means, at any time with respect to any Credit Facility, the amount (whether denominated as a make-whole amount, prepayment premium, yield maintenance amount or otherwise) payable as a premium in excess of principal and interest due on the prepayment, as determined pursuant to the terms thereof.

“Proceeds” means any and all money or other property: (i) received upon the sale, lease, exchange, casualty loss or any other disposition of any Collateral and (ii) received by the Collateral Agent under the terms of any of the subordination provisions of any Financing Document from a subordinated creditor. The term “Proceeds” shall include, without limitation, “proceeds” as defined in and interpreted in accordance with the Uniform Commercial Code.

“Required Lenders” means, at any time of determination, as long as the aggregate outstanding principal amount of the Senior Secured Notes equals or exceeds the aggregate principal amount outstanding under the Term Loan Agreement, the Trustee acting at the direction of the number of Noteholders required under the Indenture, and if the aggregate outstanding principal amount of the Senior Secured Notes is less than the aggregate principal amount outstanding under the Term Loan Agreement, the Administrative Agent acting at the direction of the number of Term Lenders required under the Term Loan Agreement.

“Secured Parties” shall have the meaning specified in the preamble to this Agreement.

“Security Agreements” means that certain Pledge and Security Agreement, dated July 2, 2009, among the Obligated Parties and the Collateral Agent, for the benefit of the Term Lenders and the Noteholders, and any other pledge or security agreement

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securing the Obligations entered into, after the date of this Agreement by any other Obligated Party (as required by this Agreement or any other Financing Document) or any other Person.

“Senior Secured Notes” shall have the meaning specified in Recital C. of this Agreement.

“Sharing Percentage” means, as to any Lender and at any time of determination, the percentage equivalent of a fraction of which the numerator is such Lender’s Funded Obligations and the denominator is the aggregate of all Funded Obligations of all Lenders.

“Subsidiary” of any Person means any corporation, association, limited liability company, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership or joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Subsidiary Guarantees” shall have the meaning specified in Recital D of this Agreement.

“Subsidiary Guarantors” shall have the meaning specified in the preamble to this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Voting Stock” of an entity means all classes of capital stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, replaced or otherwise modified from time to time (subject to any restrictions on such amendments, supplements, replacements or modifications set forth herein) including any refunding, restructuring, replacement or refinancing thereof (whether with the original parties thereto or other parties and whether provided under the original agreement or one or more other agreements), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Terms used herein, which are defined in the UCC, unless otherwise defined herein, shall have the meanings determined in accordance with the UCC.

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ARTICLE 2

Sharing Among Lenders

Section 2.01. Pro Rata Treatment. The Collateral Agent shall be the secured party under the Collateral Documents and shall hold the Collateral, for the benefit of all the Secured Parties. The Lenders will receive pro rata treatment in connection with all payments, distributions, collections or recoveries relating to the Collateral. Each payment or distribution by or from or received in connection with the exercise of remedies after a Default or an Event of Default in respect of the Collateral shall be shared and applied to the Obligations in accordance with Section 2.02. The provisions contained herein concerning the Collateral and Proceeds shall be controlling, notwithstanding the terms of any agreement between any Secured Party and any Obligated Party under any other document or instrument between such parties, whether or not any bankruptcy or other insolvency proceeding shall at any time have been commenced with respect to any Obligated Party.

Section 2.02. Application of Collateral Proceeds. The Proceeds of any sale, enforcement or other disposition of any of the Collateral or other distribution in respect of the Collateral, in each case following a Default or an Event of Default, to the extent received by the Collateral Agent, shall be applied by the Collateral Agent, subject to the terms of the Intercreditor Agreement, in the following order:

(a) first, to the payment of all reasonable costs, fees and expenses incurred by the Collateral Agent in connection with the realization upon the Collateral or incurred in connection with, or otherwise due to the Collateral Agent under, this Agreement;

(b) second, to the payment of the Funded Obligations of the Lenders, which payment shall be paid to the applicable Representative of the Lenders and shall be shared by the Lenders according to their respective Sharing Percentages until all the liquidated Funded Obligations have been satisfied in full and all contingent Obligations under the Credit Facilities have been fully cash collateralized;

(c) third, to the payment of the other Obligations owed to Secured Parties and then due, which payment shall be shared by the Secured Parties pro rata determined based on the outstanding amounts thereof; and

(d) fourth, to the payment to the applicable Obligated Party or its successors or assigns, or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such proceeds.

Portions of the proceeds of the Collateral distributed to or for the benefit of a Lender in respect of contingent obligations shall be held as collateral for such obligations. In the event that any such contingent obligations terminates, the Secured Party holding such Collateral agrees to return such proceeds to the Collateral Agent for distribution in accordance with this Section 2.02 to be distributed as Proceeds of Collateral hereunder.

Section 2.03. Proceeds Received Directly by a Lender. If any Secured Party receives any Proceeds of the type described in Section 2.02, other than from the Collateral Agent pursuant to Section 2.02, such Person shall: (a) notify the Collateral Agent in writing of the nature of such receipt, the date of the receipt and the amount thereof, (b) deduct from the Proceeds received any costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the acquisition of such Proceeds, (c) hold the remaining amount of such Proceeds in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (d) pay the remaining amount of such Proceeds to the Collateral Agent promptly upon receipt thereof. Upon receipt, the Collateral Agent shall promptly distribute the Proceeds so received in accordance with Section 2.02.

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Section 2.04. Incorrect Distribution. If any Secured Party receives any Proceeds in an amount in excess of the amount such Person is entitled to receive under the terms hereof, such Person shall (a) hold such excess Proceeds in trust for the benefit of the Collateral Agent until paid over to the Collateral Agent and (b) shall promptly pay the excess amount of such Proceeds to the Collateral Agent. The Collateral Agent shall promptly distribute the amount so received in accordance with the terms of Section 2.02.

Section 2.05. Return of Proceeds. If at any time payment, in whole or in part, of any Proceeds distributed hereunder is rescinded or must otherwise be restored or returned by the Collateral Agent or by any Secured Party as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such Proceeds agrees, upon demand, to return the portion of such Proceeds it has received to the Person responsible for restoring or returning such Proceeds.

Section 2.06. Notice to Persons making Distributions. Each Secured Party shall promptly and appropriately instruct any Person (other than the Collateral Agent) making any distribution of Proceeds to make such distribution so as to give effect to this Agreement.

Section 2.07. Possession of Collateral. Any Secured Party possessing Collateral agrees to act as bailee for the Collateral Agent in accordance with the terms and provisions hereof and the Intercreditor Agreement.

Section 2.08. Non-Cash Proceeds. Notwithstanding anything contained herein to the contrary, if the Collateral Agent, acting upon the instructions of the Required Lenders, shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any Proceeds or other property received by the Collateral Agent or any Secured Party to be distributed and shared pursuant to this Article 2 are in a form other than immediately available funds, the Person receiving such Collateral, Proceeds or other property shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests therein as determined hereby. The Secured Parties shall receive the applicable portions of any immediately available funds consisting of Proceeds from such Collateral or proceeds of such non-cash Proceeds or other property so acquired only if and when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Article 2 is held by the Collateral Agent or a Secured Party pursuant to this Section 2.08, such Person shall hold such Collateral or other property for the benefit of the Secured Parties in accordance with their respective undivided interest therein and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

ARTICLE 3

Cooperation Among Secured Parties

Section 3.01. Cooperation. Each Representative agrees that:

(a) it will provide the Sharing Percentages to the Collateral Agent to the extent necessary to enable the Collateral Agent to make distributions in accordance with Section 2.02;

(b) it will, not later than 30 days after it has become aware of the occurrence of any Event of Default under its Financing Documents which it believes will not be cured or waived, give the Collateral Agent notice, and if such notice is oral, confirmed in writing, of such Event of Default and stating that the same constitutes a Notice of Event of Default (a “Notice of Event of Default”) (provided that the failure to give such notice shall not constitute a waiver of such Event of Default); and

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(c) it will give the Collateral Agent and the other Representatives immediate written notice of: (i) any acceleration of any of its Funded Obligations, and (ii) any demand made under, or any other enforcement action taken in respect of, any Subsidiary Guarantee (provided, that the failure to give such notice shall not constitute a waiver or rescission of such acceleration, suspension, demand or enforcement action).

Section 3.02. Parties Having Other Relationships. Each Secured Party acknowledges and accepts that now and in the future the other Secured Parties or their respective Affiliates may lend to the Company or any Subsidiary on a basis other than as covered by this Agreement or may accept deposits from, act as trustee under indentures of, act as servicing bank or any similar function under any credit relationship with, and generally engage in any kind of business with the Company or any Subsidiary, all as if such Person were not a party to this Agreement. Except as set forth herein, each Secured Party acknowledges that the other Secured Parties and their respective Affiliates may exercise all contractual and legal rights and remedies which may exist from time to time with respect to such other existing and future relationships without any duty to account therefor to the other Secured Parties except as necessary to establish compliance with the provisions of this Agreement.

Section 3.03. Modification to Financing Documents. Nothing herein shall restrict the right of any Secured Party to amend, waive, consent to the departure from or otherwise modify any Financing Documents to which it is a party in accordance with the terms thereof.

ARTICLE 4

Obligated Party Agreements

Section 4.01. Obligations Unimpaired. Except as expressly provided herein, nothing contained in this Agreement shall impair, as between any Obligated Party and any Secured Party, the obligation of the Obligated Parties to pay or perform any obligation or liability owed to such Secured Party when the same shall become due and payable in accordance with the terms of the applicable Credit Facility.

Section 4.02. No Additional Rights for the Company. If any Secured Party shall enforce its rights and remedies in violation of the terms of its agreements with the other Secured Parties as set forth herein or shall otherwise not comply with its obligations owed to the other Secured Parties under the terms of this Agreement, each Obligated Party agrees that it shall not use such violation as a defense to the enforcement by such Secured Party of any of its rights under any Credit Facility or any other Financing Documents to which it is a party nor assert such violation as a counterclaim or basis for setoff or recoupment against such Secured Party.

Section 4.03. Joinder of Subsidiaries. Subject to applicable law, the Company shall promptly cause any Person that becomes an Obligated Party after the Effective Date to execute a Supplement to Intercreditor Agreement substantially in the form of Attachment B hereto (the “Joinder Supplement”).

ARTICLE 5

The Collateral Agent

Section 5.01. Appointment and Authority of the Collateral Agent. U.S. Bank National Association is hereby appointed by the Secured Parties to act as collateral agent for the Secured Parties hereunder and the Company acknowledges such appointment. The Collateral Agent is hereby authorized

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and directed by the Secured Parties to take such action on behalf of the Secured Parties under the terms and provisions of this Agreement and the Collateral Documents and to exercise such rights and remedies hereunder and thereunder as are specifically delegated to or required of the Collateral Agent under the terms and provisions hereof and thereof. The Collateral Agent is appointed solely as an agent for the Secured Parties and not as an agent of the Obligated Parties. The Collateral Agent is expressly authorized as the Collateral Agent on behalf of the Secured Parties, without limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:

(a) to enter into on behalf of the Secured Parties the Intercreditor Agreement and the other Collateral Documents to which it is a party in such capacity;

(b) to receive on behalf of each of the Secured Parties any payment of monies paid to the Collateral Agent in accordance with this Agreement, the Intercreditor Agreement and the other Collateral Documents, and to distribute all payments so received in accordance with the terms of this Agreement;

(c) to receive all documents and items to be furnished to any of the Secured Parties under the Collateral Documents;

(d) subject to the terms of the Intercreditor Agreement, to maintain physical possession of any of the Collateral as contemplated in any of the Collateral Documents as agent and bailee for the Secured Parties to perfect the liens and security interests granted pursuant to the Collateral Documents therein;

(e) to act on behalf of the Secured Parties in and under the Collateral Documents, subject to the terms and conditions set forth herein and therein;

(f) to execute and deliver to the Company requests, demands, notices, approvals, consents and other communications received from the Secured Parties in connection with the Collateral Documents, subject to the terms and conditions set forth herein and therein;

(g) to the extent permitted by this Agreement and the Collateral Documents, to exercise on behalf of each Secured Party all remedies of the Secured Parties with respect to the Collateral upon the occurrence and during the continuance of any Default or Event of Default under any of the Financing Documents and under applicable law (including any bankruptcy or insolvency laws);

(h) to distribute to the Secured Parties information, requests, notices, documents and other items received from the Company and other Persons in respect of the Collateral and the Collateral Documents;

(i) to accept, execute, and deliver the Collateral Documents as the secured party for the benefit of the Secured Parties;

(j) to continue all financing statements filed to perfect the Liens created by the Collateral Documents when required by law to ensure their continued effectiveness;

(k) to maintain and administer the Collateral Account as required by the limitation on sale of asset provisions of the Financing Documents;

(l) to take title to Collateral for the benefit of the Secured Parties pursuant to the exercise of any rights and remedies under the Collateral Documents and to manage the Collateral so acquired pursuant to the directions of the Required Lenders;

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(m) to execute instruments of release or to take such other action necessary to release Liens upon the Collateral to the extent authorized by this Agreement or the other Collateral Documents; and

(n) to take such other actions, other than as specified in Section 5.02 hereof, as are expressly delegated to the Collateral Agent hereunder and under the other Collateral Documents or as are reasonably incident to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation or any Financing Document.

As to any matters not expressly provided for by this Agreement or any Collateral Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties; provided, however, that the Collateral Agent shall not be obligated to follow any such written directions to the extent that it shall determine that such directions are in conflict with any provision hereof, of any applicable law or regulation or any Financing Document or which exposes the Collateral Agent to personal liability for which it shall not be entitled to indemnification hereunder.

Section 5.02. Actions of the Collateral Agent Requiring Consent; Amendment to Collateral Documents. Notwithstanding anything contained herein or in the Collateral Documents to the contrary: (a) the Collateral Agent shall not, without the prior written consent of all the Lenders, release or substitute any Collateral or any Obligated Party except as expressly permitted or required by the Indenture and the Term Loan Agreement; (b) the Collateral Agent shall not, without the prior written consent of the Required Lenders, institute foreclosure proceedings with respect to all or any portion of the Collateral; and (c) the Collateral Agent shall not enter into any other amendment, supplement, consent, waiver or other modification of any of the Collateral Documents without the prior written consent of the Required Lenders; provided, however, (i) that upon the Collateral Agent’s receipt of the prior written consent, or upon the written instruction, of the Required Lenders, the Collateral Agent shall take such action as to which consent has been granted or such instruction has been given, (ii) that no amendment, consent, waiver or other modification to the Collateral Documents shall, without the written consent of the Lenders effected thereby, directly or indirectly change the definition of the obligations of such Lenders secured thereby or alter the pro rata treatment of the Lenders thereunder, (iii) that no amendment, consent, waiver or other modification to the Collateral Documents shall, without the written consent of all the Term Lenders, alter the pro rata interest of the Term Lenders in the Collateral in any manner not consistent with the pro rata interest of the Noteholders, (iv) that no amendment, consent, waiver or other modification to the Collateral Documents shall, without the written consent of all the Noteholders, alter the pro rata interest of the Noteholders in the Collateral in any manner not consistent with the pro rata interest of the Term Lenders, (v) that no amendment, consent, waiver or other modification to the Collateral Documents shall, without the written consent of all the Term Lenders, adversely impact the Term Lenders as compared to the Noteholders and (vi) that no amendment, consent, waiver or other modification to the Collateral Documents shall, without the written consent of all Noteholders, adversely impact the Noteholders as compared to the Term Lenders.

Section 5.03. Non-Reliance on the Collateral Agent and Other Secured Parties. Each Secured Party agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Obligated Parties and the Collateral, and its independent decision to enter into this Agreement, and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Collateral Agent shall not be required to keep the Secured Parties informed as to the performance or

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observance by any Obligated Party with the terms of this Agreement or any other Financing Document or to inspect the properties or books of any Obligated Party. The Collateral Agent shall not have any duty, responsibility or liability to provide any Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligated Party which may come into the possession of the Collateral Agent; provided, however, the Collateral Agent shall send to the Lenders written notice of any Default or Event of Default as provided herein and all payments and repayments of amounts required hereunder to be paid to the Lenders received by the Collateral Agent under or in connection with the Collateral Documents or this Agreement. The Collateral Agent shall provide each Lender with a schedule of all costs and expenses which the Collateral Agent has paid or proposes to pay from the proceeds of such payments or repayments as permitted hereunder.

Section 5.04. The Collateral Agent and Affiliates. U.S. Bank National Association and any successor Collateral Agent, in its capacity as a Lender and as trustee under the Indenture, shall have the same rights and powers under the Financing Documents and may exercise or refrain from exercising the same as though it were not the Collateral Agent hereunder, and U.S. Bank National Association and its Affiliates may lend money to and generally engage in any kind of lending, investment, trust, hedging or other business with or for any Secured Party, any Obligated Party, or any of their respective Affiliates, as if it were not acting as the Collateral Agent hereunder.

Section 5.05. Action by the Collateral Agent. The obligations of the Collateral Agent hereunder and under the Collateral Documents are only those expressly set forth herein and therein.

(a) Defaults; Events of Default. Notwithstanding anything contained herein or in any Financing Document to the contrary, the Collateral Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided herein. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Collateral Agent has received notice from a Secured Party or the Company specifying such Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default, the Collateral Agent shall promptly (and in any event within 5 Business Days of receipt thereof) give written notice to the Representatives. The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by Required Lenders or that may otherwise be permitted by Section 5.14 or the other provisions hereof or of the Collateral Documents.

(b) Perfecting Security Interests. Notwithstanding anything contained herein or in any Financing Document to the contrary, the Collateral Agent shall not be required to file financing statements to perfect the Liens created by the Collateral Documents unless the Collateral Agent has received instructions to make a particular filing and all information necessary to properly complete such filing. The Obligated Parties shall, to the extent required under the other Collateral Documents, deliver to the Collateral Agent all financing statements and other documents and information as may be required in order to perfect the Liens created by the Collateral Documents and to maintain perfected security interests. When required by law to ensure their continued effectiveness, the Collateral Agent shall be required to continue all financing statements which have been filed to perfect the Liens created by the Collateral Documents and which have been delivered to the Collateral Agent.

Section 5.06. Consultation with Experts. The Collateral Agent may consult with legal counsel, independent public accountants and any other experts selected by it (including counsel, accountants and experts of the Company) and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

Section 5.07. Liability of the Collateral Agent. The Collateral Agent shall be entitled to rely on any communication or document believed by it to be genuine and correct and to have been

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communicated or signed by the Person by whom it purports to be communicated or signed and shall not be liable to any Secured Party for any of the consequences of such reliance. Neither the Collateral Agent nor any director, officer, employee, affiliate or agent of the Collateral Agent shall be liable for any action taken or not taken by it or them under, or in connection with, this Agreement or any of the Financing Documents in the absence of its or their gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Collateral Agent: (i) may treat the parties hereto as the holder of the Obligations until it receives written notice of the assignment or transfer thereof in accordance with Article 7; (ii) shall not by reason of this Agreement or any Collateral Document be a trustee or fiduciary for any Secured Party; and (iii) shall not be responsible to the Secured Parties for any recitals, statements, representations, or warranties contained in any Financing Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Financing Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Financing Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder. Neither the Collateral Agent nor any director, officer, employee, agent or affiliate of the Collateral Agent shall be responsible for or have any duty to ascertain, inquire into or verify: (a) any statement, warranty or representation made in connection with any of the Financing Documents or any payment thereunder; (b) the performance or observance of any of the covenants or agreements of any Obligated Party or any Secured Party under any of the Financing Documents; (c) the validity, effectiveness or genuineness of the Financing Documents or any other instrument or writing furnished in connection therewith; or (d) the existence, genuineness or value of any of the Collateral or the validity, effectiveness, perfection (except as specifically set forth herein), priority or enforceability of the Liens on any of the Collateral.

Section 5.08. Indemnification of the Collateral Agent; Defense of Claims.

(a) Indemnity. The Representatives, on behalf of the Lenders, hereby agree to indemnify the Collateral Agent, and each of the Collateral Agent’s directors, officers, affiliates, representatives and agents (each an “Indemnitee”) from and hold each Indemnitee harmless against (to the extent not reimbursed under sections 8.01 and 8.02, but without limiting the obligations of the Obligated Parties under sections 8.01 and 8.02), ratably in accordance with their respective Sharing Percentages, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorneys’ fees and expenses), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against an Indemnitee in any way relating to or arising out of any action taken, omitted to be taken or to be taken by the Collateral Agent (or any of the other Indemnitees) on behalf of the Secured Parties within the scope of the Collateral Agent’s authority as provided in this Agreement or any Collateral Document; provided, that no Representative nor any Lender shall be liable to an Indemnitee for any portion of the foregoing to the extent caused by such Indemnitee’s gross negligence or willful misconduct.

(b) Defense of Claims. The Collateral Agent shall notify each Representative as promptly as is reasonably practicable of the written assertion of, or the commencement of, any claim, suit, action or proceeding filed against any Indemnitee arising out of any action or omission for which such Indemnitee is entitled to indemnification pursuant to Section 5.08(a) promptly after such Indemnitee shall have received the written assertion or have been served with the summons or other first legal process giving information as to the nature and basis of the lawsuit. Each Lender shall be entitled to participate in and assume, at its own expense, the defense of any such claim, suit, action or proceeding, and such defense shall be conducted by counsel chosen by such Lender and reasonably satisfactory to such Indemnitee, provided, however, that (i) if any Lender has not assumed the defense of such claim, suit, action or proceeding, (ii) if the attorneys handling the defense are not reasonably satisfactory to such Indemnitee, or (iii) if the defendants in any such action include both such Indemnitee and the Lenders and such Indemnitee shall have been advised by its counsel that there may be legal defenses available to it that

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are different from or additional to those available to the Lenders, which in the reasonable opinion of such counsel are sufficient to make it undesirable for the same counsel to represent both the Lenders and such Indemnitee, such Indemnitee shall have the right to employ its own counsel in all such instances described in (i), (ii) or (iii) above, and shall be entitled to recover from any proceeds received pursuant to Section 2.02 all reasonable fees and expenses of such counsel. If more than one Lender gives notice of assumption of defense, the matter shall be presented to all the Lenders and, unless such Indemnitee receives notice from the Required Lenders specifying the Lender that is to assume the defense, such Indemnitee shall proceed itself with the defense. Except as provided above, the relevant Indemnitee’s right to recover its reasonable counsel fees and expenses from proceeds received pursuant to Section 2.02 shall cease upon any Lender’s assumption of the defense of the claim, suit, action or proceeding. Each Lender and the relevant Indemnitee is always entitled to defend itself at its own expense. Neither the Lenders nor the relevant Indemnitee shall be bound by any settlement entered into by the other parties without such party’s consent.

Section 5.09. Resignation or Removal of the Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below: (a) the Collateral Agent may resign at any time by giving thirty days’ prior written notice thereof to each Representative; and (b) the Collateral Agent may be removed by the Required Lenders if the Collateral Agent shall fail or refuse to perform or commence performing any act set forth in written instructions delivered to it pursuant to and in accordance with this Agreement, such removal to be effective upon thirty days’ prior written notice of such removal. Upon any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Lenders; provided that such successor Collateral Agent shall be (i) a bank or trust company having a combined capital and surplus of at least $500,000,000, subject to supervision or examination by a Federal or state banking authority; and (ii) authorized under the laws of the jurisdiction of its incorporation or organization to assume the functions of the Collateral Agent hereunder and under the Collateral Documents. If no successor Collateral Agent shall have been appointed as aforesaid and shall have accepted such appointment within thirty days after the retiring Collateral Agent’s giving of notice of resignation or having received notice of removal, then any Lender or the Collateral Agent (unless the Collateral Agent is being removed) may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified above. The Lenders hereby consent to such petition and appointment so long as such criteria are met. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement or any Collateral Document, except to the extent for acts or omissions prior to the resignation or removal. After any retiring Collateral Agent’s resignation or removal hereunder as the Collateral Agent: (a) the provisions of Sections 5.07 and 5.08 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, (b) any Collateral held in possession of the retiring Collateral Agent shall be delivered to the successor Collateral Agent, and (c) the retiring Collateral Agent shall assign all of its rights as secured party with respect to all of the Collateral to the successor Collateral Agent for the benefit of the Secured Parties.

Section 5.10. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other Persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Article 5).

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Section 5.11. Compensation of the Collateral Agent; Expenses. The Company agrees to pay the Collateral Agent to compensate it for the role as “Collateral Agent” hereunder, the reasonable and customary fees in such amounts and on such dates, each as separately agreed to between the Company and U.S. Bank National Association. The fees payable to any successor Collateral Agent appointed pursuant to Section 5.09 shall be the same as those payable to its predecessor unless otherwise agreed by the Company and such successor. The Lenders agree that such compensation paid to any successor Collateral Agent and all reasonable out-of-pocket expenses (including, without limitation, customary custodial fees and attorneys’ fees and expenses) incurred by the Collateral Agent or such successor Collateral Agent on behalf of the Secured Parties incident to the exercise or enforcement of any terms or provisions of the Collateral Documents shall be indebtedness to the Collateral Agent or such successor Collateral Agent, secured by the Collateral.

Section 5.12. Release of Collateral and Subsidiary Guarantors. The Collateral Agent shall be authorized to release the Liens in the Collateral and release a Subsidiary Guarantor from its obligations under the Financing Documents upon a certification from the Trustee that such release is permitted or required by the Indenture and a certification from the Administrative Agent that such release is permitted or required by the Term Loan Agreement.

Section 5.13. Emergency Actions. The Collateral Agent is authorized, but not obligated, to take any action reasonably required to perfect or continue the perfection or effectiveness of the Liens in the Collateral for the benefit of the Secured Parties and following the occurrence of a Default or Event of Default and before the Required Lenders have given the Collateral Agent directions, to take any action (subject to the restrictions in Section 5.02) which the Collateral Agent, in its sole discretion and good faith, believes to be reasonably required to protect the interests of the Lenders and to maximize both the value of the Collateral and the present value of the recovery by the Lenders on the Obligations; provided, however, that once such directions have been received, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto. The Collateral Agent shall give written notice of any such action to the Lenders within one Business Day and shall cease any such action upon its receipt of written instructions from the Required Lenders.

Section 5.14. Interpleader; Declaratory Judgment. In the event any controversy arises between or among the Lenders with respect to this Agreement, the Collateral Documents or any rights of any Secured Party hereunder or thereunder, the Collateral Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction with respect to any amounts held by the Collateral Agent hereunder or to initiate proceedings in any court of competent jurisdiction for a declaratory judgment to determine the rights of the parties.

Section 5.15. Operation of the Collateral Account. The Collateral Accounts shall be trust accounts and shall be established and maintained by the Collateral Agent at one of its corporate trust offices (which may include the New York corporate trust office) and all Collateral shall be credited thereto. All cash and cash equivalents received by the Collateral Agent from dispositions of collateral, recovery events, foreclosures of or sales of the Collateral, issuances of Additional Notes and other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, shall be deposited in the Non-ABL Collateral Account, in the case of proceeds from Non-ABL Collateral, or in the ABL Collateral Account, in the case of proceeds from ABL Collateral, and thereafter shall be held, applied and/or disbursed by the Collateral Agent in accordance with the terms of this Agreement, the Indenture, the Term Loan Agreement and the Intercreditor Agreement. In connection with any and all deposits to be made into the Collateral Accounts, the Collateral Agent shall receive an Officers’ Certificate identifying which Collateral Account shall receive such deposit and directing the Collateral Agent to make such deposit.

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Section 5.16. Account Holder Verification. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust, or other legal entity, the Collateral Agent requests documentation to verify its formation and existence as a legal entity. The Collateral Agent may also request to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or the relevant documentation.

ARTICLE 6

Enforcement of Remedies

Section 6.01. Waivers of Rights. Except as otherwise expressly set forth herein, so long as any of the Obligations remain unpaid, the Secured Parties hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have applicable to the Collateral to exercise any right pursuant to the Collateral Documents, the UCC as in effect in any applicable jurisdiction, or under similar provisions of the laws of any jurisdiction, under any bankruptcy or other insolvency laws or otherwise dispose of or retain any of the Collateral. The Secured Parties hereby agree not to take any action whatsoever to enforce any term or provision of the Collateral Documents or to enforce any right with respect to the Collateral, in conflict with this Agreement, the Intercreditor Agreement or the terms and provisions of the Collateral Documents.

Section 6.02. Permitted Action by the Lenders. Any Secured Party may (but in no event shall be required to), without instruction from the Collateral Agent, take action permitted by applicable law or in accordance with the terms of the Financing Documents to preserve its Liens and other rights in any item of Collateral securing the payment and performance of the Obligations, including but not limited to curing any default or alleged default under any contract entered into by any Obligated Party, paying any tax, fee or expense on behalf of any Obligated Party, exercising any offset or recoupment rights and paying insurance premiums on behalf of any Obligated Party so long as such action shall not impair the rights of the Collateral Agent or of any Secured Party.

Section 6.03. Right to Instruct the Collateral Agent. Upon acceleration of the amounts owed under a Credit Facility, the Required Lenders may instruct the Collateral Agent to exercise the rights and remedies applicable to the Collateral of a secured creditor under the Collateral Documents or other available with respect to the Collateral in law or equity, including, all rights and remedies under applicable bankruptcy and insolvency laws.

Section 6.04. Permitted Exercise of other Rights. Except as otherwise specifically provided in this Article 6, each Secured Party shall have all the rights and remedies available to them under the Financing Documents which are not Collateral Documents to which they are a party upon the occurrence of a Default or an Event of Default or at any other time, and without limiting the generality of the foregoing, each Secured Party shall have the independent right, exercised in accordance with the applicable Financing Documents and applicable law, to do any of the following:

(a) accelerate the Obligations owing to such Secured Party pursuant to the Financing Documents (other than this Agreement and the other Collateral Documents) to which such Secured Party is a party;

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(b) institute suit against any Obligated Party: (i) under the terms of the applicable Financing Documents (including the Subsidiary Guarantees but excluding this Agreement and the Collateral Documents) for collection of the amounts owing thereunder or (ii) seeking an injunction, restraining order or any other similar remedy;

(c) seek the appointment of a receiver for any Obligated Party (but not any of the Collateral);

(d) file an involuntary petition under any bankruptcy or insolvency laws against any Obligated Party or file a proof of claim in any bankruptcy or insolvency proceeding;

(e) exercise any set–off right; or

(f) take any other enforcement action with respect to any Default or Event of Default pursuant to and in accordance with the Financing Documents (other than this Agreement and the other Collateral Documents) to which it is a party.

ARTICLE 7

Successors and Assigns

Section 7.01. Assignees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligated Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender except as otherwise permitted by the limitation on mergers and consolidated provisions of the Financing Documents (and any attempted assignment or transfer by any Obligated Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the related parties of each of Collateral Agent and the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement. No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer by any Secured Party of all or any part of its right, title or interest under any Credit Facility and any Person who becomes a successor of a Secured Party under the terms of the applicable Financing Documents shall be “Secured Party” hereunder.

Section 7.02. New Lenders. Any bank, insurance company or other financial institution that has extended credit to the Company after the date hereof, the proceeds of which are used to repay any of the then outstanding Funded Obligations, may become a “Lender” hereunder (and their credit agreement, indenture, note purchase agreement and/or related documents may become a “Credit Facility” hereunder entitled to share in the Collateral and any administrative agent or trustee appointed by such Lender may become a “Representative”) upon the receipt by the Collateral Agent of a Supplement to Intercreditor Agreement substantially in the form of Attachment A hereto properly completed, executed and delivered by such new lender.

ARTICLE 8

Miscellaneous

Section 8.01. Indemnification. The Company shall indemnify the Collateral Agent and each of its officers, directors, employees, counsel and agents, against any and all loss, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with

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the administration of the Collateral and the performance of its duties hereunder and under the other Collateral Documents, including the costs and expenses of enforcing this Agreement (including this Section 8.01) and the Collateral Documents and of defending itself against any claims (whether asserted by any Secured Party, the Company or otherwise). The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Collateral Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Collateral Agent through the Collateral Agent’s own willful misconduct, gross negligence or bad faith.

Section 8.02. Expenses. The Obligated Parties, jointly and severally, agree to pay the Collateral Agent on demand (a) all documented costs and expenses reasonably incurred by the Collateral Agent in connection with the preparation, negotiation, and execution of this Agreement and the Collateral Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto (whether or not the same become effective), including the reasonable fees and expenses of legal counsel for the Collateral Agent, (b) all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Agreement or the Collateral Documents, including the fees and expenses of legal counsel for the Collateral Agent, and (c) all other costs and expenses incurred by the Collateral Agent in connection with this Agreement or the Collateral Documents, including all costs, expenses, taxes, assessments, filing fees, and other charges levied by any Governmental Authority or otherwise payable in respect of this Agreement or the Collateral Documents.

Section 8.03. No Partnership or Joint Venture. Nothing contained in this Agreement, and no action taken by any Secured Party pursuant hereto, is intended to constitute or shall be deemed to constitute the Secured Parties as a partnership, association, joint venture or other entity.

Section 8.04. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including overnight delivery service, facsimile copy or similar writing) and shall if given to the Collateral Agent, be given at the following address and if given to any other party hereto, shall be given to such party at its address or facsimile number specified pursuant to the Credit Facilities to which it is a party or, in all cases at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties given in accordance with this Section. All such notices and other communications shall, when delivered by overnight delivery service or transmitted by facsimile, be effective when delivered to the overnight delivery service or transmitted by facsimile with receipt confirmed and with a copy sent by overnight delivery service, respectively.

Collateral Agent’s Address for Notice:

U.S. Bank National Association

Two Midtown Plaza

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Attn: Jack Ellerin

Phone: (404) 898-8830

Telecopy: (404) 898-2467

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Section 8.05. Entire Agreement; Amendments and Waivers. This Agreement and the other documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Representatives and, if the rights or duties of the Collateral Agent are affected thereby, by the Collateral Agent.

Section 8.06. Payments. All payments hereunder shall be made in Dollars in immediately available funds. All payments to the Collateral Agent shall be made to it at such office or account as it may specify for the purpose by notice to the Lenders. All payments to any Secured Party shall be made to it, to the extent practicable, in accordance with the provisions of the Credit Facilities.

Section 8.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Collateral Agent shall have received counterparts hereof (which may be telecopy or other electronically reproduced or transmitted counterparts) executed by each of the parties listed on the signature pages hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic communication shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.08. Benefits. This Agreement is solely for the benefit of and shall be binding upon the Obligated Parties, the Collateral Agent and the Secured Parties and their successors and assigns and related parties entitled to the indemnification provisions hereof, and no other Person shall have any right, benefit, priority or interest under or by reason of this Agreement. No Obligated Party may assign their rights or obligations hereunder without the consent of the Representatives.

Section 8.09. No Waiver; Cumulative Remedies. No failure on the part of any Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement or any Collateral Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement or any Collateral Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the Collateral Documents are cumulative and not exclusive of any rights and remedies provided by law.

Section 8.10. Term. This Agreement shall terminate upon: (i) the irrevocable payment in full of all of the Obligations (provided, however, this Agreement shall be reinstated if any such payment is required to be returned by any Secured Party); (ii) no Lender shall have any commitment to lend or otherwise extend credit under any Credit Facility; and (iii) the release of the Liens on the Collateral or the total liquidation of the Collateral and the distribution of all the proceeds in accordance herewith. Without prejudice to the survival of any other obligations hereunder, the indemnification and reimbursement obligations of the Obligated Parties under Sections 8.01 and 8.02 of this Agreement and the obligations of the Lenders under Section 5.11 shall survive the termination of this Agreement.

Section 8.11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and the applicable laws of the United States of America.

Section 8.12. Limitation of Liability. Neither the Collateral Agent nor any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and each Obligated

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Party and each Secured Party hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by any Obligated Party or any Secured Party in connection with, arising out of, or in any way related to, this Agreement or any of the other Financing Documents, or any of the transactions contemplated by this Agreement or any of the other Financing Documents.

Section 8.13. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Section 8.14. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

Section 8.15. Construction. Each Obligated Party, the Collateral Agent and each Representative acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.

Section 8.16. Submission to Jurisdiction; Service of Process. The Collateral Agent, each Secured Party and each Obligated Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any Collateral Document, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding against any Obligated Party or its properties in the courts of any jurisdiction. The Collateral Agent, each Secured Party and each Obligated Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in this paragraph and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.04. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, Page 21

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first above set forth.

COMPANY:

SMITHFIELD FOODS, INC., a Virginia corporation

By:	/s/ Carey J. Dubois
Carey J. Dubois, Vice President Finance

SUBSIDIARY GUARANTORS:

BROWN’S REALTY PARTNERSHIP, a North Carolina general partnership
CARROLL’S REALTY PARTNERSHIP, a North Carolina general partnership
SMITHFIELD-CARROLL’S FARMS, a Virginia general partnership

By:	MURPHY-BROWN, LLC, as a general partner of each partnership

	By:	/s/ Carey J. Dubois
Carey J. Dubois, Vice President

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, Page 22

SUBSIDIARY GUARANTORS (continued):

814 AMERICAS, INC., a Delaware corporation
ARMOUR-ECKRICH MEATS LLC, a Delaware limited liability company
FARMLAND DISTRIBUTION INC., a Delaware corporation
FARMLAND FOODS, INC., a Delaware corporation
GWALTNEY TRANSPORTATION CO., INC., a Delaware corporation
JOHN MORRELL & CO., a Delaware corporation
LPC TRANSPORT, INC., a Delaware corporation
MURPHY FARMS OF TEXHOMA, INC., an Oklahoma corporation
MURPHY-BROWN LLC, a Delaware limited liability company
NORTH SIDE FOODS CORP., a Delaware corporation
PATRICK CUDAHY INCORPORATED, a Delaware corporation
PC EXPRESS, INC., a Delaware corporation
PREMIUM STANDARD FARMS, LLC, a Delaware limited liability company
RMH FOODS, INC., a Delaware corporation
THE SMITHFIELD PACKING COMPANY, INCORPORATED, a Delaware corporation
SMITHFIELD PURCHASE CORPORATION, a North Carolina corporation
SMITHFIELD TRANSPORTATION CO., INC., a Delaware corporation
STEFANO FOODS, INC., a North Carolina corporation
VALLEYDALE TRANSPORTATION COMPANY, INC., a Delaware corporation

By:	/s/ Carey J. Dubois
Carey J. Dubois, Vice President

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, Page 23

SUBSIDIARY GUARANTORS (continued):

JONMOR INVESTMENTS, INC., a Delaware corporation
PATCUD INVESTMENTS, INC., a Delaware corporation
SFFC, INC., a Delaware corporation
SF INVESTMENTS, INC., a Delaware corporation

By:	/s/ Charles McCarrick
Charles McCarrick, President/Assistant Secretary/Assistant Treasurer

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, Page 24

ADMINISTRATIVE AGENT:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:	/s/ James V. Kenwood
James V. Kenwood, Executive Director

By:	/s/ Rebecca Morrow
Rebecca Morrow, Executive Director

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, Page 25

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name:	Jack Ellerin
Title:	Vice President

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, Page 26

INDEX TO ATTACHMENTS AND SCHEDULES

Attachment A	Supplement to Intercreditor Agreement – New Lender

Attachment B	Supplement to Intercreditor Agreement – New Subsidiary Guarantor

INDEX TO ATTACHMENTS, Solo Page

Attachment A

SUPPLEMENT TO INTERCREDITOR AGREEMENT

(NEW LENDER)

[Date]

U.S. Bank National Association

Two Midtown Plaza

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Attn: Jack Ellerin

Phone: (404) 898-8830

Telecopy: (404) 898-2467

Re:	Intercreditor and Collateral Agency Agreement dated as of July 2, 2009, among Smithfield Foods, Inc., certain of its subsidiaries, U.S. Bank National Association, as trustee Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, in its capacity as administrative agent and U.S. Bank National Association, in its capacity as collateral agent (the “Intercreditor Agreement”); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 7.02 thereof and confirm that we are entitled to become a “Lender” under the terms of Section 7.02 of the Intercreditor Agreement.

Upon your receipt of the written consent of the Representatives and your receipt of this Supplement, we (a) shall have all the rights and benefits of a “Lender” under the Intercreditor Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if we were an original signatory thereto.                              is our administrative agent/ trustee and shall have all the rights and benefits of a “Representative” under the Intercreditor Agreement as if it were an original signatory thereto and by its execution below agrees to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if it were an original signatory thereto.

We hereby advise you that we have extended credit to the Company on the terms summarized on Schedule 1 hereto and that our Financing Documents are described on Schedule 2 hereto.

We hereby advise you of the following administrative details:

Address:
Facsimile:
Telephone:

INDEX TO ATTACHMENTS, Solo Page

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

[NEW ADMINISTRATIVE AGENT:]	[NEW LENDER:]

By:	By:
Name:	Name:
Title:	Title:

INDEX TO ATTACHMENTS, Solo Page

Attachment B

SUPPLEMENT TO INTERCREDITOR AGREEMENT

(New Subsidiary Guarantor)

[Date]

U.S. Bank National Association

Two Midtown Plaza

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Attn: Jack Ellerin

Phone: (404) 898-8830

Telecopy: (404) 898-2467

Re:	Intercreditor and Collateral Agency Agreement dated as of July 2, 2009, among Smithfield Foods, Inc., certain of its subsidiaries, U.S. Bank National Association, as trustee Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, in its capacity as administrative agent and U.S. Bank National Association, in its capacity as collateral agent (the “Intercreditor Agreement”); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Intercreditor Agreement.

Ladies and Gentlemen:

We acknowledge that we have received a copy of the Intercreditor Agreement and we refer to Section 4.03 thereof. The undersigned (the “Subsidiary Guarantor”) is a Subsidiary and is required to execute this Supplement to Intercreditor Agreement (the “Supplement”) pursuant to Section 4.03 of the Intercreditor Agreement. In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Guarantor hereby agrees that it assumes all the obligations of a “Subsidiary Guarantor” under the Intercreditor Agreement and agrees that it is a “Subsidiary Guarantor” and bound as a “Subsidiary Guarantor” under the terms of the Intercreditor Agreement as if it had been an original signatory thereto.

This Supplement shall be deemed to be part of, and a modification to, the Intercreditor Agreement and shall be governed by all the terms and provisions of the Intercreditor Agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of Subsidiary Guarantor enforceable against Subsidiary Guarantor. The Subsidiary Guarantor hereby waives notice of the Collateral Agent’s or any other Secured Party’s acceptance of this Supplement.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

[NEW GUARANTOR:]

By:
Name:
Title:

Supplement to Intercreditor Agreement – New Guarantor, Solo Page